EXHIBIT 99.1
Interwoven Announces Second Quarter Financial Results
License Revenue Growth of 14%; 76 New Customers
SUNNYVALE, Calif. — July 19, 2007 — Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced selected financial results for the three and six months ended June 30, 2007.
Interwoven reported total revenues of $54.6 million for the second quarter of 2007, an increase of 11% from total revenues of $49.0 million for the second quarter last year. License revenues for the second quarter of 2007 were $21.0 million, an increase of 14% over the same period last year. Support and service revenues increased by 10% from the second quarter last year to $33.6 million for the second quarter of 2007.
For the six months ended June 30, 2007, Interwoven reported total revenues of $107.3 million, an increase of 12% from total revenues of $95.5 million for same period last year. License revenues for the six months ended June 30, 2007 were $40.6 million, an increase of 13% over the first six months of 2006. Support and service revenues for the first six months of 2007 increased by 12% from the first six months of last year to $66.7 million.
As of June 30, 2007, cash, cash equivalents and investments totaled $194.1 million, an increase of $5.8 million during the second quarter of 2007. Deferred revenues at June 30, 2007 were $59.8 million.
Interwoven is not providing other consolidated financial results at this time as the company is conducting a voluntary review of its historical stock option grant processes and this review is not complete.
“The second quarter was a strong confirmation of our focused strategy, ability to execute, and strong leadership position in the markets we serve,” said Joe Cowan, CEO at Interwoven. “Our results demonstrate that we continue to deliver the solutions customers seek to achieve measurable business impact. After my first quarter with Interwoven, I am even more confident in the strength of our team, our solutions, and our vision. I believe we are well positioned as we remain focused on helping our customers optimize their online presence, increase business agility, and drive growth.”
Customer Success Highlights
•	During the quarter, Interwoven added 76 new customers, bringing the total to over 3,900 customers worldwide.

•	Notable customer orders included: 3M, Aetna, Bank of America, Blue Cross Blue Shield of Massachusetts, Bowman Gilfillan, Channel 4 UK, Citibank, Education Management LLC, EJIE S.A., Fannie Mae, Freehills, Grant Thornton LLP, H-E-B Grocery Co., Hodgson Russ LLP, Hong Kong Trade and Development Council, Mazda Motor of Americas, Inc., Plante & Moran, PLLC, Postecom SpA, Principal Life Insurance Co., Rijksmuseum Amsterdam, RSM McGladrey, Salans, Snell and Wilmer LLP, Staples, Inc., Qantas Airways Ltd., and Tesco.
Product News and Industry Leadership Highlights
•	Momentum Continues for Interwoven Segmentation and Analytics — Interwoven announced extensive support for the Interwoven Open Analytics Framework, signing new partnerships with Omniture, Unica, and WebTrends. These companies will work with Interwoven on a variety of sales, marketing, and product development initiatives designed to provide businesses with solutions that optimize the online customer experience. Including prior announcements, companies representing the majority of the Web analytics market now work with Interwoven.

•	Momentum Continues for Interwoven Records Manager — In the second quarter Interwoven announced that Frost Brown Todd, an AMLAW 200 law firm, adopted Interwoven Records Manager to enable comprehensive information management. The product’s unique approach in bringing together paper, electronic, and email documents under a uniform DoD 5015.2 compliant information retention policy was a key factor in several of Interwoven’s strategic customer transactions during the quarter.

•	Interwoven Shines in the Forrester Wave Report: Web Content Management for External Sites, Q3 2007 — This week the research firm Forrester released a new report, which evaluated 11 Web Content Management (WCM) providers. Interwoven is placed in the leader category, and is ranked number one in WCM product strategy and product architecture.

•	Interwoven DevNet Surpasses 20,000 Member Milestone — The Interwoven Developer Network (DevNet), a knowledge-sharing community for developers and customers, passed the 20,000 member milestone in Q2. The growing popularity of Interwoven DevNet further demonstrates the expanding footprint and growing importance of the Interwoven ecosystem.

•	Interwoven Digital Asset Management Offering Enhanced — At the company’s recent GearUp conference, Interwoven announced a significant update to Interwoven MediaBin, the company’s award-winning product for digital asset management. The update includes numerous new capabilities, performance enhancements, and usability refinements that help marketing teams effectively manage, distribute, and publish the thousands of customer-facing digital assets used to promote their products and brands. A partial list of organizations who have adopted Interwoven MediaBin to deliver a more consistent and compelling customer experience includes Boeing, Cole Haan, Culinary Institute of America, Clear Channel Outdoor, Harrah’s Entertainment, SKY Italia and Yamaha.

•	Interwoven Releases Significant Upgrade to its WorkSite Mobility Platform — Interwoven released significant functional and architectural improvements to the integration of its WorkSite solution with Blackberry. Interwoven WorkSite Mobility enables information workers to access the entire electronic file including emails and documents from a Blackberry device and to file emails securely as records from a Blackberry while on the road.

•	Interwoven Sponsors the Sixth Annual Legal IT Leadership Summit (LITLS) — In Q2 Interwoven sponsored LITLS, an intimate educational and networking conference tailored to senior executives representing many of the world’s leading law firms. This year’s conference theme — “The Shifting Boundaries of Legal Information Technology” — featured a keynote presentation by Peter Weill, Director of MIT Sloan’s Center for Information Systems Research, whose work focuses on the role, value and governance of IT in the enterprise.
Company Highlights
•	Interwoven Appoints Roger Sippl to Board of Directors — In April, Interwoven announced the appointment of Roger Sippl to the Interwoven Board of Directors. Sippl has over 30 years of experience in building and managing enterprise software companies. Today, he is a founding partner of Sippl MacDonald Ventures, a private venture capital partnership. Previously, he was founder and CEO of Informix Software, co-founder of The Vantive Corporation, and founder and CEO of Visigenic Software.

•	GearUp 2007 in London — This fall Interwoven will host GearUp 2007 in London, the industry’s premier event for dialogue on how content can fuel revenue growth. The event features a marquee lineup of visionary keynotes, showcases dozens of Interwoven customers, and includes presentations on the new and extended capabilities of Interwoven solutions. The conference will take place October 16th to 18th at the Hilton London Metropole. To register for GearUp 2007 in London, please visit http://www.interwoven.com/events/conferences/gearup07_emea/index.html.

Conference Call Information
Interwoven’s 2007 second quarter results and its revenue outlook for the third quarter of 2007 will be discussed today, July 19, 2007 at 2:00 p.m. PDT (5:00 p.m. EDT).

Conference Call Details:
Date:	Thursday, July 19, 2007
Time:	2:00 p.m. PDT (5:00 p.m. EDT)
Live Dial-in #:	(347) 284-6930
Replay #:	(719) 457-0820 or (888) 203-1112
Pass code:	5362042
Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting on July 19, 2007 at approximately 5:00 p.m. PDT for a limited time period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum, and solutions and products. Actual results could differ materially from our current expectations as a result of many factors including: the fact that there can be no assurance as to the length, cost or outcome of the company’s review of historical option grant practices and the company’s accounting for its option grants, or as to the potential impact of that review (including any possible accounting impact); our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments. Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, more than 3,900 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 667 6296
rcairns@interwoven.com

INTERWOVEN, INC.
Selected Consolidated Financial Results
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
License	$21,017	$18,508	$40,631	$36,077
Support and service	33,597	30,521	66,699	59,410

Total revenues	$54,614	$49,029	$107,330	$95,487

	June 30, 2007	Dec. 31, 2006

Cash, cash equivalents and investments	$194,108	$176,461

Accounts receivable, net	$30,800	$34,492

Deferred revenues	$59,849	$57,818